UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2005

OPTEUM MORTGAGE ACCEPTANCE CORPORATION (as company under a Pooling and Servicing Agreement, dated as of November 1, 2005, providing for, inter alia, the issuance of Mortgage-Backed Pass-Through Certificates, Series 2005-5)

Opteum Mortgage Acceptance Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	333-120965	90-0098699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

W. 115 Century Road Paramus, New Jersey		07652
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (201) 225-2006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Opteum Mortgage Acceptance Corporation (the "Registrant") plans to issue a series of certificates, entitled Mortgage Pass-Through Certificates, Series 2005-5 (the "Certificates") pursuant to a Pooling and Servicing Agreement dated as of November 1, 2005, among the Registrant, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee.

Collateral Term Sheets

Citigroup Global Markets Inc. (the “Underwriter”) has advised the Registrant that they have furnished to certain prospective investors certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by the Underwriter. The information in the Collateral Term Sheets is preliminary and will be superseded by a prospectus supplement relating to the Bonds and by any other information subsequently filed with the Commission.

The Collateral Term Sheets were prepared by the Underwriter at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Collateral Term Sheets (as defined in Item 8.01) that have been provided by the Underwriter to certain prospective purchasers of the Opteum Mortgage Acceptance Corporation Asset-Backed Pass-Through Certificates, Series 2005-5.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

By:	/s/ Frank Plenskofski
Name: Frank Plenskofski
Title: Vice President and Treasurer

Dated: November 21, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99

Collateral Term Sheets (as defined in Item 8.01) that have been provided by the Underwriter to certain prospective purchasers of the Opteum Mortgage Acceptance Corporation Asset-Backed Pass-Through Certificates, Series 2005-5.

			Filed Manually